SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2001

WORLD ACCESS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-29782	58-2398004

(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

945 E. Paces Ferry Road, Suite 2200
Atlanta, Georgia 30326
(Address of principal executive offices, including zip code)

(404) 231-2025
(Registrant’s telephone number, including area code)

Item 3. Bankruptcy or Receivership.

     On April 24, 2001, World Access, Inc. filed voluntary petitions for Chapter 11 relief in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the “Court”), on behalf of itself and certain of its U.S. subsidiaries, including FaciliCom International, L.L.C., WA Telcom Products Co., Inc., World Access Telecommunications Group, Inc. and WorldxChange Communications, Inc. (collectively, the “Subsidiaries”).

     Copies of the Monthly Operating Reports for World Access and each of the Subsidiaries for the month of June 2001 filed with the Court on August 8, 2001 and August 9, 2001 are attached to this Report as Exhibit 99.1. The financial information in these reports is unaudited and has not been reviewed by an independent accountant.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

Exhibit
Number	Description

99.1	Monthly Operating Reports dated August 8, 2001 and August 9, 2001.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

WORLD ACCESS, INC

Date: September 5, 2001	By:	/s/ Henry C. Lyon

Henry C. Lyon

Vice President and Chief Accounting Officer